EXHIBIT 99.1

Hallador Energy Appoints Power Industry Veteran Daniel Hudson to Board of Directors and elevates Heath Lovell to Chief Operating Officer

TERRE HAUTE, Ind., March 9, 2026 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”) today announced the appointment of Daniel Hudson to the Board of Directors (the “Board”), effective March 6, 2026. Mr. Hudson brings a wealth of executive leadership experience and strategic expertise in the energy sector. With his election, Hallador’s Board expands to seven members, six of whom are independent under the Nasdaq listing standards.

Mr. Hudson brings more than three decades of leadership across power generation, asset acquisition and divestiture, capital formation, restructuring, and energy infrastructure optimization. Over the course of his career, he has successfully led and advised on more than $35 billion in energy asset acquisitions, financings, restructurings, and strategic transactions. He currently serves as Chairman and Chief Executive Officer of Woodlands Energy Management, LLC, where he advises debt and equity holders on power and energy-related investments.

"We are honored to welcome Daniel to our Board," said Brent Bilsland, President and Chief Executive Officer. “Daniel’s deep experience in power generation, large-scale M&A, capital markets, and power asset optimization directly aligns with Hallador’s strategic focus on expanding and strengthening our generation platform. His track record of executing complex transactions and enhancing asset value will provide meaningful strategic guidance as we continue to scale our power business and pursue long-term contracting opportunities.”

Throughout his career, Mr. Hudson has served as Chief Executive Officer, Chairman, Director, and Committee Chair for numerous power and energy infrastructure companies. He has led large-scale natural gas combined-cycle facilities and overseen multi-gigawatt power portfolios across various competitive power markets. Mr. Hudson has also provided board-level oversight for portfolios representing more than 10,000 MW of thermal generation capacity. Earlier in his career, Mr. Hudson held leadership roles at multiple Fortune 500 companies, including Duke Energy, NRG Energy, Xcel Energy/Northern States Power, and Navigant Corporation.

Mr. Hudson added, “Hallador is executing a clear strategy to expand its power generation platform and capitalize on the growing demand for reliable capacity and electricity. I look forward to working with the Board and management team to support the Company’s long-term growth and help drive continued shareholder value creation.”

Mr. Hudson holds a Bachelor of Science in Mechanical Engineering from the University of Minnesota, Minneapolis, Minnesota.

Further, effective March 6, 2026, Heath Lovell has been promoted to Chief Operating Officer of Hallador Energy Company.  Heath has been with Hallador since 2022, and most recently served as the President of Hallador Power Company, LLC and Sunrise Coal, LLC, positions he will continue to hold in addition to his new role.  Before joining Hallador, Heath was Vice President at Alliance Coal, LLC overseeing operations in Illinois, Indiana, and Kentucky. Heath is also the past president of the Indiana Coal Council, Kentucky Coal Association, and West Virginia Coal Association.

Heath holds an MBA and a Bachelor of Science in Electrical Engineering from the University of Kentucky.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "guidance," "target," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved.  Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2024, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces and provides accredited capacity at its one Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at http://www.halladorenergy.com/.

Company Contact

Todd E. Telesz

Chief Financial Officer

TTelesz@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com